EXHIBIT 10.31

ALERIS CORPORATION

2010 EQUITY INCENTIVE PLAN

FORM OF STOCK OPTION AWARD AGREEMENT

            , 20

TO:

FROM:	Aleris Corporation

Re:	Option Award

I am pleased to report that you have been granted an Option to purchase shares of common stock of Aleris Corporation (the “Company”). Some important information about your Option is set out in this Award Agreement. The Option was granted under the Company’s 2010 Equity Incentive Plan (the “Plan”), a copy of which is attached. Your Option is subject in all respects to the terms and conditions of the Plan.

1.	Key Terms.

(a) The Option Shares: Common stock of the Company, par value $0.01 per share.

(b) Grant Date:                     ; Appointment Date:

(c) Number of Shares and Exercise Price per Share:

	Number of Shares	Exercise Price
Fair Market Value Option

(d) Vesting: Subject to your continuous service as a member of the Board and of the Board of Directors of Aleris International Inc. (collectively, the “Boards”) from the                      through each applicable vesting date, your Option will vest and become exercisable as to                      of the Shares covered by such Option on each                      anniversary of the                      during the                      period following the                     , so as to be fully vested on the                      anniversary of the                     . However, if the stockholders of the Company do not re-elect or re-appoint you to the Boards or if they remove you from service on the Boards (in either case, despite your willingness to continue to serve) prior to the date your Option vests, then any unvested portion of your Option will vest in full upon the date your service on the Board ends.

(e) Change of Control: If you are serving on the Boards at the time of a Change of Control, your Option will vest and become exercisable to the extent necessary to make the cumulative percentage of your Option that has become vested and exercisable as of such Change of Control at least equal to the percentage by which the Initial Investors have reduced their combined Common Stock interest in the Company. This percentage will be measured by comparing the number of Shares acquired by the Initial Investors on the Effective Date and still held immediately following the Change of Control to the number of Shares they held as of the Effective Date (to be adjusted for stock splits, stock dividends, and the like). If the Initial Investors’ combined Common Stock interest in the Company is reduced by 75% or more, then your Option will vest, and be exercisable, in full. By way of example and for illustration purposes only, if there is a Change of Control when 50% of the Stock Option is vested and exercisable and the Initial Investors reduce their combined Common Stock interest in the Company by 70%, then an additional 20% of the Option shall vest and become exercisable upon the Change of Control, and, subject to Section 11 of the Plan, the remaining 30% of the Stock Option shall continue to vest in accordance with Section 1(d) hereof.

(f) Scheduled Expiration Date: Your Option is scheduled to terminate on the                      anniversary of the                     .

2. Exercise. Only the vested portion of your Option may be exercised. In order to exercise all or any portion of the Option, you must deliver written notice to the Company of your intention to exercise, setting forth the number of Shares with respect to which the Option is to be exercised, along with payment of the Exercise Price in cash or by a personal check or bank draft. Instead of delivery of cash to pay the Exercise Price, the Committee will permit you to exercise your Option on a net exercise basis, in which case the Company will hold back from the Shares otherwise deliverable pursuant to such exercise the number of Shares necessary to satisfy the Exercise Price. The Company will in its sole discretion determine the appropriate manner of dealing with fractional shares, including cancellation without payment. As a condition to the exercise of your Option, the Shares to be received upon exercise of your Option (the “Option Shares”) shall be subject to all of the terms of the Stockholders Agreement. By signing below, you will have agreed to become a party to, and be bound by, the Stockholders Agreement on the first day that you acquire any Option Shares.

3. Early Termination of the Option. Your Option may terminate before the Scheduled Expiration Date:

(A) when your Board service ends, the unvested portion of your Option (determined after giving affect to Section 1(d) of this Award Agreement) will terminate immediately;

(B) when your Board service ends, the vested portion of your Option (determined after giving affect to Section 1(d) of this Award Agreement) will terminate as follows:

(i) if the stockholders of the Company do not re-elect or re-appoint you to the Boards or if they remove you from service on the Boards (in either case, despite your willingness to continue to serve), the Option will terminate six (6) months after your service ends;

(ii) if your Board service ends due to your death, the Option will terminate twelve (12) months after the date of your death; and

(iii) if your Board service ends for any other reason, the Option will terminate on the ninetieth (90th) day after your service ends;

(C) the Option will terminate upon any cancellation, termination or expiration implemented by the Committee under Plan Section 11 (adjustments upon certain corporate transactions).

4. Company Call Right. After your Board service ends, the Company shall have the right, but not the obligation, to purchase any Shares acquired by you upon exercise of your Option (the “Call Right”). This Call Right may be exercised, in whole or in part, from time to time, by the Company providing written notice to you expressing its intent to exercise its Call Right and establishing a call settlement date of not earlier than six (6) months after you acquired the Shares being called. If the Company exercises the Call Right, as consideration for the Shares purchased by the Company, you will be paid the Fair Market Value of the Shares on the call settlement date.

5.	Option Subject to Plan and Stockholders Agreement.

(a) Participant Acknowledgements. By entering into this Award Agreement, you agree and acknowledge that (i) the Option is subject in all respects to the Plan and that the Option Shares are subject to the Stockholders Agreement, the terms and provisions of which are each hereby incorporated herein by reference; (ii) the Option is subject to Plan provisions under which, in certain circumstances, the Committee may terminate your Option and/or make adjustments to the kind and/or number of shares or property underlying the Option; and (iii) the Committee has discretion to interpret and administer the Plan and this Award Agreement and its judgments made in accordance with the Plan are final.

(b) Conflicts. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan and/or the Stockholders Agreement, the term or provision contained in the Plan and/or the Stockholders Agreement shall control. In the event of a conflict between any term or provision contained in the Plan and a term or provision of the Stockholders Agreement, the Committee shall resolve any such conflict in its sole discretion.

(c) Defined Terms. Capitalized terms not otherwise defined in this Award Agreement have the meanings given such terms in the Plan.

6. Federal Taxes. The Option is not intended to be treated as an “incentive stock option,” as such term is defined in Section 422 of the Code. You should consult your personal tax advisor for more information concerning the tax treatment of your Option.

We are excited to give you this opportunity to share in our future success. Please indicate your acceptance of this Option, including the representations set forth above your signature, and that you have read and understand the terms of the Plan and this Award Agreement by signing and returning a copy of this Award Agreement.

Sincerely,

[Aleris Representative]

Participant Acknowledgements

By executing this Award Agreement, you acknowledge the following:

(a) You will become a party to this Award Agreement on the date hereof and, without any further action, the Stockholders Agreement on the first date that you acquire any Option Shares pursuant to this Award Agreement. Other than the Company, no party to the Stockholders Agreement will have any obligation to you under this Award Agreement.

(b) You are acquiring the Option Shares for investment purposes only and not with a view to, or for, distribution, resale or fractionalization thereof, in whole or in part, in each case under circumstances which would require registration thereof under the Securities Act, or any applicable state securities laws.

(c) You have not been given any oral or written information, representations or assurances by Issuer or any representative thereof in connection with your acquisition of the Option Shares other than as set forth in this Award Agreement. You are relying on your own business judgment and knowledge concerning the business, financial condition and prospects of the Company in making the decision to acquire the Option Shares. You acknowledge that no person or entity has been authorized to give any information or to make any representation relating to the Option Shares or the Company, other than as contained in this Agreement and, if given or made, information received from any person and any representation, other than as aforesaid, must not be relied upon as having been authorized by Issuer or any person acting on its behalf.

(d) You are an “accredited investor” as described in Rule 501(a) of Regulation D under the Securities Act.

(e) You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the acquisition of the Option Shares and the capacity to protect your own interests in connection with such acquisition.

(f) You acknowledge that the Option Shares have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or any applicable state securities laws or an exemption from such registration is available and that there are substantial restrictions on the transferability of such securities under the Stockholders Agreement and that transfers of the Option Shares may be further restricted by applicable state and non-U.S. securities laws.

(g) You and your advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated hereby, which you or your advisors, if any, have requested to examine.

Agreed to and Accepted:

[Participant]

ALERIS CORPORATION

2010 EQUITY INCENTIVE PLAN

FORM OF

AMENDMENT 1 TO THE

STOCK OPTION AWARD AGREEMENT

            , 20

TO:

FROM:	Aleris Corporation

Re:	Amendment 1 to Option Award Agreement

You were granted an option to purchase shares of common stock of Aleris Corporation (the “Company”) (the “Option”) pursuant to an Award Agreement issued under the Company’s 2010 Equity Incentive Plan (the “Plan”).

In light of the Company becoming a public company, we have amended, restated and renamed the Plan as the 2012 Equity Incentive Plan and we have mutually agreed to amend the terms of your Award Agreement, effective immediately prior to the effectiveness an initial public offering pursuant to the Form S-1 filed with the Securities and Exchange Commission on April 26, 2011, as amended, of the Company (the “IPO”), as follows:

1.	Section 2. Exercise. The last two sentences of Section 2 are deleted.

2.	Section 3(C ). Early Termination of the Option. The reference to Plan Section 11 is amended to Plan Section 12.

3.	Section 4. Company Call Right. Section 4 is deleted.

4.	Section 5. Option Subject to Plan and Stockholders Agreement. Section 5 is amended to change the heading to Option Subject to Plan and Section 5 (a) and (b) are amended to read as follows:

(a)	Participant Acknowledgements. By entering into this Award Agreement, you agree and acknowledge that (i) the Option is subject in all respects to the Plan; (ii) the Option is subject to Plan provisions under which, in certain circumstances, the Committee may terminate your Option and/or make adjustments to the kind and/or number of shares or property underlying the Option; and (iii) the Committee has discretion to interpret and administer the Plan and this Award Agreement and its judgments made in accordance with the Plan are final.

(b)	Conflicts. In the event of a conflict between any term or provision contained herein and a term or provision of the amended and restated Plan, the term or provision contained in the amended and restated Plan shall control.

5.	Section (a) and (f) of the Participant Acknowledgments are deleted.

6.	Effective Date of this Amendment. This Amendment 1 is effective immediately prior to the effectiveness of the IPO.

7.	Continued Terms of Option. Except as otherwise amended in this Agreement, your Option remains subject in all respects to the terms and conditions of the Award Agreement, and the 2012 Equity Incentive Plan and you acknowledge that a copy of the 2012 Equity Incentive Plan has been provided to you.

Please indicate your acceptance of this Amendment 1 to the Award Agreement with respect to your Option by signing and returning a copy of this Amendment 1.as soon as practicable.

Sincerely,

[Aleris Representative]

Agreed to and Accepted:

[Participant]